SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------


                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                         ENHANCED GOVERNMENT FUND, INC.
------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Maryland                                        Applied For
--------------------------                  ----------------------------------
(State of incorporation or                   (IRS employer identification no.)
organization)


Enhanced Government Fund, Inc.                          08536
800 Scudders Mill Road                      ----------------------------------
Plainsboro, New Jersey                                 (zip code)
--------------------------------
(Address of principal executive
offices)



Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class to be so                Name of each exchange on which each
registered                                  class is to be registered
----------------------------                -----------------------------------

Common Stock, par value $.10 per            New York Stock Exchange
share


Securities to be registered pursuant to Section 12(g) of the Act:

None


Item 1.  Description of Registrant's Securities to be Registered.

         The section captioned "Description of Capital Stock" in the Registrant's preliminary prospectus, dated September 26, 2005, forming a part of Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (No. 333-127515) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on September 26, 2005, is incorporated herein by reference.

All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange.

Item 2.  Exhibits.

         The following exhibits have been filed with the Commission:

                  (1)      Form of Certificate for Common Stock.*
                  (2) Portions of the Articles of Incorporation and the By-Laws of the Registrant defining the rights of holders of Shares of Common Stock.**























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*    Incorporated by reference to Exhibit (d)(2) to the Registration Statement.

**   Incorporated by reference to Exhibit (d)(1) to the Registration Statement.




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


                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    ENHANCED GOVERNMENT FUND, INC.
                                                   (Registrant)


                                    By:   /s/  Donald C. Burke
                                          -----------------------------------
                                          By:     Donald C. Burke
                                          Title:  Vice President and Treasurer


October 19, 2005

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